PDL BioPharma®

Noden Transaction Conference Call

July 6, 2016



Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- Our ability to realize the benefits of our investment in Noden Pharma DAC;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- The outcome of litigation or disputes; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

Noden Transaction

- **PDL has consummated an equity investment in Noden Pharma DAC and an affiliate (Noden).**
  - Investment is part of an acquisition of specialty pharma products.
  - Equity used for asset acquisition and working capital.
  - PDL will ultimately have ~88% ownership of Noden.

- **Noden**
  - Formed for the purpose of acquiring specialty pharma products.
  - Domiciled in Ireland.
  - CEO of Noden, Elie Farah
    - Was CEO for Merus Labs in acquisition and successful commercialization of several specialty pharma products.
    - PDL has 3 of 5 board seats.
  - It will be an operating company with US and EU operations.

PDL BioPharma

Hypertension and Tekturna

Hypertension

- Chronic condition with serious long term cardiovascular and renal implications affecting about one-third of US adult population = 78 million people.
- Hypertension risk factors include stroke, heart attack, congestive heart failure and renal disease.
- Treatment paradigm is to start with monotherapy and add drugs to try to reach target blood pressure.
- ACE and ARBs are 1st and 2nd lines of treatment.

Tekturna

- Tekturna and Tekturna HCT (known as Rasilez® in EU) consist of the direct renin inhibitor, aliskiren, as a monotherapy and as a fixed-dose combination with the diuretic hydrochlorothiazide, respectively.
- Tekturna is indicated for the treatment of hypertension.
- Tekturna has ~0.1% US market share in hypertension.
- Product has not been actively marketed for several years.
- We believe that additional targeted promotion efforts, especially in the U.S., will increase revenues.
- Worldwide sales of $154 million in 2015.

Tekturna Intellectual Property

- **Tekturna is protected by multiple patents covering, e.g., composition of matter, pharmaceutical formulation and methods of manufacture which are part of the acquisition.**
  - United States
    - Composition of matter protection to 2018 for Tekturna; listed in the Orange Book; possible extension for 6 months with successful completion of pediatric testing requirements.
      - Additional composition of matter protection until 2022 for Tekturna HCT.
    - Formulation protection until 2026 for Tekturna; listed in the Orange Book.
      - Formulation protection until 2028 for Tekturna HCT; listed in the Orange Book.
    - Methods of manufacture protection until at least 2021.
    - Paragraph IV filings in 2013 are directed to the formulation patents in the Orange Book.
      - No approved ANDA applications in the United States to date.
  - Europe and ROW
    - Composition of matter protection until 2020 in Europe.
    - Formulation protection until 2025 for Tekturna (2027 for Tekturna HCT) where granted.
    - Method of manufacture protection at least until 2021 where granted.
  - Noden also acquires Novartis' Know-How which is necessary for economical manufacture of the products.

Key Business Terms

Structure

- Acquisition of exclusive worldwide rights to manufacture, market and sell Tekturna, Tekturna HCT, Rasilez and Rasilez HCT and API and finished product inventory.

Transition

- Phase 1
  - Novartis continues to distribute Tekturna on behalf of Noden and Noden to receive the profits, while Noden and Novartis work to transfer US marketing authorization within 90 days.
  - Noden and Novartis work to transfer ex-US marketing authorizations to Noden or to deregister the product in certain countries quickly, but not later than two years.
- Phase 2
  - Noden is commercializing.
  - Novartis supplies API and finished product while manufacturing is transferred to a third party

Financial Terms

- **Total commitment of up to $334M.**
- **Payments upon closing**
  - Closing payment of $110M to Novartis and $40M working capital to Noden.
    - Funded by a $75M initial equity contribution from PDL and up to a $75 million inter-company loan which is expected to be repaid to PDL when Noden secures debt financing.
- **On first anniversary of closing**
  - $89M payment due to Novartis.
  - PDL expects to fund ~$32M of the anniversary payment based on availability of debt facility to Noden.
- **Contingent Milestones of $95M potentially due to Novartis.**

PDL BioPharma

Short Term Timeline

- **Execution of documents**
  - May 24, 2016.
  - Public announcement by PDL of signing with summary of terms.
- **Hart-Scott-Rodino Filing**
  - May 31, 2016.
  - FTC clearance received on June 30, 2016.
- **Closing**
  - July 1, 2016.
  - Public announcement of FTC clearance by PDL and Noden on July 6.
- **SEC Filing**
  - PDL is required to file audited special purpose financial statements for Tekturna within 75 days after closing.

PDL Strategy

- Noden is first significant equity investment for PDL in an operating company.
- PDL will consolidate Noden financials.
- Expected to be immediately accretive to cash earnings.
- Noden is expected to have a lower tax rate than PDL.
- Goal of acquiring additional specialty pharma products for Noden or other similar entities.
- Shareholder value expected through monetizing equity investments.

QUESTION AND ANSWER SESSION

